77Q1(e)

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of May 18, 2016). Incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on May 20, 2016 (Accession Number 0001193125-16-597639).